ARTICLES OF AMENDMENT

THE DREYFUS/LAUREL FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by redesignating (i) Dreyfus Premier Balanced Fund as Dreyfus Balanced Fund and the issued and unissued shares of Dreyfus Premier Balanced Fund as Dreyfus Balanced Fund shares of the relevant class, (ii) Dreyfus Premier Core Equity Fund as Dreyfus Core Equity Fund and the issued and unissued shares of Dreyfus Premier Core Equity Fund as Dreyfus Core Equity Fund shares of the relevant class, (iii) Dreyfus Premier Large Company Stock Fund as Dreyfus Large Company Stock Fund and the issued and unissued shares of Dreyfus Premier Large Company Stock Fund as Dreyfus Large Company Stock Fund shares of the relevant class, (iv) Dreyfus Premier Limited Term Income Fund as Dreyfus Limited Term Income Fund and the issued and unissued shares of Dreyfus Premier Limited Term Income Fund as Dreyfus Limited Term Income Fund shares of the relevant class, (v) Dreyfus Premier Midcap Stock Fund as Dreyfus Midcap Stock Fund and the issued and unissued shares of Dreyfus Premier Midcap Stock Fund as Dreyfus Midcap Stock Fund shares of the relevant class, (vi) Dreyfus Premier Small Cap Value Fund as Dreyfus Small Cap Value Fund and the issued and unissued shares of Dreyfus Premier Small Cap Value Fund as Dreyfus Small Cap Value Fund shares of the relevant class, (vii) Dreyfus Premier Strategic Income Fund as Dreyfus Strategic Income Fund and the issued and unissued shares of Dreyfus Premier Strategic Income Fund as Dreyfus Strategic Income Fund shares of the relevant class, and (viii) Dreyfus Premier Tax Managed Growth Fund as Dreyfus Tax Managed Growth Fund and the issued and unissued shares of Dreyfus Premier Tax Managed Growth Fund as Dreyfus Tax Managed Growth Fund shares of the relevant class.

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, The Dreyfus/Laurel Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge,

information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

THE DREYFUS/LAUREL FUNDS, INC.

By: ______________________
Jeff Prusnofsky
Vice President

WITNESS:

____
John B. Hammalian
Assistant Secretary

ARTICLES OF AMENDMENT

THE DREYFUS/LAUREL FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by redesignating Dreyfus Municipal Reserves, a series of the Corporation, as Dreyfus AMT-Free Municipal Reserves and the issued and unissued Investor Class shares, Class R shares, Class B shares and BASIC Class shares of Dreyfus Municipal Reserves as Investor Class shares, Class R shares, Class B shares and BASIC Class shares of Dreyfus AMT-Free Municipal Reserves.

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, The Dreyfus/Laurel Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

THE DREYFUS/LAUREL FUNDS, INC.

By: ______________________
James Bitetto
Vice President

WITNESS:

____
Jeff Prusnofsky
Assistant Secretary

NY 71799212v1

ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
THE DREYFUS/LAUREL FUNDS, INC.

The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation ("Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended ("Articles of Incorporation"), the Board has heretofore duly designated, in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at twenty-five billion (25,000,000,000) shares of capital stock, par value $.001 per share, amounting in the aggregate to a par value of twenty-five million dollars ($25,000,000). Such shares of capital stock have heretofore been classified by the Board among the Series of the Corporation as follows:

Dreyfus Money Market Reserves, Class R	(2 billion shares)
Dreyfus Money Market Reserves, Investor Class	(2 billion shares)
Dreyfus U.S. Treasury Reserves, Class R	(1 billion shares)
Dreyfus U.S. Treasury Reserves, Investor Class	(1 billion shares)
Dreyfus AMT-Free Municipal Reserves, Class R	(1 billion shares)
Dreyfus AMT-Free Municipal Reserves, Investor Class	(1 billion shares)
Dreyfus AMT-Free Municipal Reserves, Class B	(1 billion shares)
Dreyfus AMT-Free Municipal Reserves, BASIC Class	(1 billion shares)
Dreyfus Institutional Government Money Market Fund	(2 billion shares)
Dreyfus Institutional Prime Money Market Fund	(2 billion shares)
Dreyfus Institutional U.S. Treasury Money Market Fund	(2 billion shares)
Dreyfus Premier Balanced Fund, Class I	(50 million shares)
Dreyfus Premier Balanced Fund, Class A	(50 million shares)
Dreyfus Premier Balanced Fund, Class B	(50 million shares)
Dreyfus Premier Balanced Fund, Class C	(50 million shares)
Dreyfus Premier Balanced Fund, Class T	(200 million shares)
Dreyfus Bond Market Index Fund, BASIC Class	(100 million shares)
Dreyfus Bond Market Index Fund, Investor Class	(50 million shares)
Dreyfus Premier Limited Term Income Fund, Class I	(100 million shares)
Dreyfus Premier Limited Term Income Fund, Class A	(50 million shares)
Dreyfus Premier Limited Term Income Fund, Class B	(50 million shares)
Dreyfus Premier Limited Term Income Fund, Class C	(50 million shares)
Dreyfus Premier Large Company Stock Fund, Class I	(30 million shares)
Dreyfus Premier Large Company Stock Fund, Class A	(20 million shares)
Dreyfus Premier Large Company Stock Fund, Class B	(100 million shares)

Dreyfus Premier Large Company Stock Fund, Class C	(100 million shares)
Dreyfus Premier Large Company Stock Fund, Class T	(200 million shares)
Dreyfus Premier Midcap Stock Fund, Class I	(66 million shares)
Dreyfus Premier Midcap Stock Fund, Class A	(22 million shares)
Dreyfus Premier Midcap Stock Fund, Class B	(100 million shares)
Dreyfus Premier Midcap Stock Fund, Class C	(100 million shares)
Dreyfus Premier Midcap Stock Fund, Class T	(200 million shares)
Dreyfus Premier Small Company Stock Fund, Class I	(41 million shares)
Dreyfus Premier Small Company Stock Fund, Class A	(27 million shares)
Dreyfus Premier Small Company Stock Fund, Class B	(50 million shares)
Dreyfus Premier Small Company Stock Fund, Class C	(50 million shares)
Dreyfus Premier Small Company Stock Fund, Class T	(200 million shares)
Dreyfus Disciplined Stock Fund	(245 million shares)
Dreyfus BASIC S&P 500 Stock Index Fund	(150 million shares)
Dreyfus Premier Small Cap Value Fund, Class I	(100 million shares)
Dreyfus Premier Small Cap Value Fund, Class A	(100 million shares)
Dreyfus Premier Small Cap Value Fund, Class B	(100 million shares)
Dreyfus Premier Small Cap Value Fund, Class C	(100 million shares)
Dreyfus Premier Small Cap Value Fund, Class T	(200 million shares)
Dreyfus Premier Tax Managed Growth Fund, Class A	(100 million shares)
Dreyfus Premier Tax Managed Growth Fund, Class B	(100 million shares)
Dreyfus Premier Tax Managed Growth Fund, Class C	(100 million shares)
Dreyfus Premier Tax Managed Growth Fund, Class T	(100 million shares)
Dreyfus Premier Tax Managed Growth Fund Class I	(100 million shares)
Dreyfus Premier Core Equity Fund, Class I	(100 million shares)
Dreyfus Premier Core Equity Fund, Class A	(100 million shares)
Dreyfus Premier Core Equity Fund, Class B	(100 million shares)
Dreyfus Premier Core Equity Fund, Class C	(100 million shares)
Dreyfus Premier Core Equity Fund, Class T	(100 million shares)
Dreyfus Premier Strategic Income Fund, Class A	(100 million shares)
Dreyfus Premier Strategic Income Fund, Class C	(100 million shares)
Dreyfus Premier Strategic Income Fund, Class I	(100 million shares)

SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation, the Board hereby classifies and reclassifies twenty-five million (25,000,000) authorized but unissued BASIC Class shares of Dreyfus Bond Market Index Fund (the "Fund"), a Series of the Corporation, as additional Investor Class shares of the Fund.

THIRD: The aggregate number of shares of all Classes and Series of capital stock of the Corporation remains twenty-five billion, the par value shall remain $.001, and the aggregate par value of all authorized stock remains twenty-five million dollars ($25,000,000). Except as provided in the foregoing Article SECOND of these Articles Supplementary, the designation and aggregate number of shares of capital stock of each Series and Class the Corporation is authorized to issue remain unchanged from those set forth in Article FIRST. All

authorized shares not designated or classified above remain available for future designation and classification by the Board.

The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Articles of Incorporation generally.

FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under 1940 Act.

FIFTH: These Articles Supplementary were approved by a majority of the entire Board and are limited to changes expressly permitted by Section 2-105(a)(12) and Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, the undersigned hereby executes these Articles Supplementary on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

THE DREYFUS/LAUREL FUNDS, INC.

By: ______________________
James Bitetto
Vice President

WITNESS:

____
Jeff Prusnofsky
Assistant Secretary

Dated: October 14, 2008